UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 8, 2007
                                                         -----------------------

                         FRIENDLY ICE CREAM CORPORATION
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             (Exact Name Of Registrant As Specified In Its Charter)

                                  MASSACHUSETTS
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                 (State or Other Jurisdiction of Incorporation)

           001-13579                                     04-2053130
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    (Commission File Number)                (I.R.S. Employer Identification No.)

1855 Boston Road, Wilbraham, MA                             01095
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 (Address of Principal Executive Offices)                 (Zip Code)

                                 (413) 731-4000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

This Amendment to Current Report on Form 8-K is being filed by Friendly Ice Cream Corporation (the "Company") to amend the description of the change of control agreement between the Company and Mr. George M. Condos previously disclosed in the last paragraph of Item 5.02 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on January 10, 2007. In addition, the Company is filing the form of change of control agreement entered into with Mr. Condos and the current form of change of control agreement previously entered into with certain other officers of the Company as Exhibits 10.1 and 10.2, respectively, to Item 9.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the employment of Mr. George M. Condos, as the Company's President and Chief Executive Officer, the Company entered into a change in control agreement with Mr. Condos. The agreement has a term of one year, subject to extension in certain circumstances. If, during the term of the agreement, Mr. Condos' employment with the Company is terminated, whether initiated by the Company or by Mr. Condos, within 60 days after a change of control (as defined in the agreement), then he is entitled to receive the following payments and benefits from the Company:

     o salary continuation payments in an aggregate amount equal to his annualized base salary for a period of one year from the termination date (the "severance period");

     o if the termination occurs before December 30, 2007, a pro-rated amount of his target annual incentive bonus for the fiscal year ending December 30, 2007, or if the termination occurs after December 30, 2007 and prior to the expiration of the term of the agreement, then he would receive 100% of the amount of the annual incentive bonus he would have received, if any, pursuant to the terms of the Company's 2007 Annual Incentive Plan applicable to him;

     o continued benefits under the Company's then current health plan for the severance period or a payment in cash in lieu of such coverage in an amount equal to his after-tax cost of continuing such coverage; and

     o during the severance period, the Company shall reimburse him for the cost of outplacement assistance services.

In the event that any payments received by Mr. Condos in connection with a change in control are subject to the excise tax imposed upon certain change in control payments under federal tax law, the agreement provides that the Company's independent public accounting firm immediately preceding the change in control (or if such accounting firm declines to act, such other independent public accounting firm as agreed to by the Company and Mr. Condos) shall compute the excise tax imposed on him and the Company shall pay that amount to him to provide him with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. The payments under the change in control agreement are in addition to and not in lieu of any payments or benefit due to him under any other plan, policy or program of the Company, except that Mr. Condos is not entitled to receive any benefits under any other severance plan of the Company. Mr. Condos will also continue to be covered by any insurance policy providing indemnification rights for service as an officer or director of the Company and to be entitled to all other rights to indemnification provided by the Company.


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

Item 9.01       Financial Statements and Exhibits

(d)      Exhibits

10.1 Current Form of Change of Control Agreement between the Company and George M. Condos

10.2 Current Form of Change of Control Agreement between the Company and each of Mr. Paul Hoagland, Kenneth D. Green, Gregory A. Pastore, Gary J. Ulrich and Timothy B. Hopkins

99.1     Press release dated January 8, 2007 (incorporated by reference to
         Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Commission on January 10, 2007, File No. 001-13579)

99.2     Press release dated January 10, 2007 (incorporated by reference to
         Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Commission on January 10, 2007, File No. 001-13579)

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 5, 2007                    FRIENDLY ICE CREAM CORPORATION


                                        By:   /s/ PAUL V. HOAGLAND
                                           -------------------------------------
                                        Name:   Paul V. Hoagland
                                        Title:  Executive Vice President of
                                                Administration and Chief
                                                Financial Officer


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